As filed with the Securities and Exchange Commission on April 13, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-2091194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Cherry Street, Suite 2100 Fort Worth, Texas 76102 (817) 334-4100	T. M. “Roe’’ Patterson President 801 Cherry Street, Suite 2100 Fort Worth, Texas 76102 (817) 334-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David C. Buck

Andrews Kurth Kenyon LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.01 per share	9,497,051	$32.375	$307,467,026	$35,635

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price of $32.375 per share represents the average of the high and low price per share of the registrant’s common stock, as reported on the New York Stock Exchange on April 7, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 13, 2017

PROSPECTUS

9,497,051 SHARES OF COMMON STOCK

This prospectus relates to an aggregate of up to 9,497,051 shares of common stock, par value $0.01 per share, of Basic Energy Services, Inc. (“Basic”) that may be resold from time to time by the selling stockholders named on page 5 of this prospectus for their own account. We will not receive any proceeds from the sale of shares offered by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

The selling stockholders may sell the shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of commissions, discounts or concessions. The selling stockholders may sell the shares at any time at market prices prevailing at the time of sale, at prices related to such market prices, at fixed prices or prices subject to change or at privately negotiated prices. This prospectus describes the general matter in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you purchase any of our shares of common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “BAS.” On April 12, 2017, the last reported sale price of our common stock was $34.93 per share.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 2 of this prospectus, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer from time to time up to 9,497,051 shares of our common stock. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus or a free writing prospectus. Any prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read carefully this prospectus, the related exhibits filed with the SEC and any prospectus supplement or free writing prospectus, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer of or soliciting an offer to buy shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, any free writing prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus, any prospectus supplement or any free writing prospectus create any implication that the information contained therein is correct as of any time after the date thereof.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Basic,” “Basic Energy Services,” “we,” “us,” and “our” mean Basic Energy Services, Inc. and its wholly owned subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the resale of the shares of common stock covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. In addition, we make available on our website at http://www.basicenergyservices.com, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (and any amendments to those reports) filed pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and other information filed with or furnished to the SEC, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Unless otherwise specified, information contained on, or available by hyperlink from, our website or contained on the SEC’s website is not incorporated into this prospectus. You may also request a copy of these filings at no cost, by writing or telephoning us at the following address: Basic Energy Services, Inc., Attention: Chief Financial Officer, 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102, (817) 334-4100.

INCORPORATION BY REFERENCE

We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you in those documents. The information incorporated by reference is an important part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K) until the offering of the shares of common stock pursuant to this prospectus is completed or otherwise terminated:

•	our annual report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 31, 2017 and as amended by the Form 10-K/A filed with the SEC on April 6, 2017;

•	our current reports on Form 8-K, as filed with the SEC on February 28, 2017 and March 15, 2017;

•	our definitive proxy statement on Schedule 14A, filed on April 12, 2017, to the extent specifically incorporated by reference in such annual report on Form 10-K; and

•	the description of our common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offering of the shares of common stock pursuant to this prospectus is completed or terminated, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference in this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document, all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any future filings that we incorporate by reference herein modifies or supersedes the statement. Any such statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, free of charge, by writing or telephoning us at the following address and telephone number:

Basic Energy Services, Inc.

801 Cherry Street, Suite 2100

Fort Worth, Texas 76102

(817) 334-4100

Attn: Investor Relations

CAUTIONARY NOTE

REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in the other reports we file with the SEC, most of which are beyond our control.

The words “believe,” “estimate,” “expect,” “anticipate,” “project,” “intend,” “plan,” “seek,” “could,” “should,” “may,” “potential” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. Although we believe that the forward-looking statements contained in this prospectus are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Important factors that may affect our expectations, estimates or projections include:

•	a decline in, or substantial volatility of, oil or natural gas prices, and any related changes in expenditures by our customers;

•	the effects of future acquisitions on our business;

•	changes in customer requirements in markets or industries we serve;

•	competition within our industry;

•	general economic and market conditions;

•	our access to current or future financing arrangements;

•	our ability to replace or add workers at economic rates; and

•	environmental and other governmental regulations.

Our forward-looking statements speak only as of the date of this prospectus. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INDUSTRY AND MARKET DATA

This prospectus and the information incorporated herein by reference includes market share data, industry data and forecasts that we obtained from internal company surveys (including estimates based on our knowledge and experience in the industry in which we operate), market research, consultant surveys, publicly available information, industry publications and surveys. These sources include Baker Hughes Incorporated, the Association of Energy Service Companies (“AESC”), and the Energy Information Administration of the U.S. Department of Energy (“EIA”). Industry surveys and publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe such information is accurate and reliable, we have not independently verified any of the data from third-party sources cited or used for our management’s industry estimates, nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our position relative to our competitors or as to market share refer to the most recent available data.

BASIC ENERGY SERVICES, INC.

We provide a wide range of well site services in the United States to oil and natural gas drilling and producing companies, including completion and remedial services, fluid services, well servicing and contract drilling. These services are fundamental to establishing and maintaining the flow of oil and natural gas throughout the productive life of a well. Our broad range of services enables us to meet multiple needs of our customers at the well site. We were organized in 1992 as Sierra Well Service, Inc., a Delaware corporation, and in 2000 we changed our name to Basic Energy Services, Inc. References to “Basic,” the “Company,” “we,” “us” or “our” in this report refer to Basic Energy Services, Inc., and, unless the context otherwise suggests, its wholly owned subsidiaries and its controlled subsidiaries.

Our operations are managed regionally and are concentrated in major United States onshore oil and natural gas producing regions located in Texas, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana, Wyoming, North Dakota, and the Rocky Mountain and Appalachian regions. Our operations are focused on liquids-rich basins that have historically exhibited strong drilling and production economics in recent years as well as natural gas-focused shale plays characterized by prolific reserves. Specifically, we have a significant presence in the Permian Basin and the Bakken, Eagle Ford, Haynesville and Marcellus shales. We provide our services to a diverse group of over 2,000 oil and gas companies.

Our current operating segments are Completion and Remedial Services, Fluid Services, Well Servicing, and Contract Drilling. These segments were selected based on management’s resource allocation and performance assessment in making decisions regarding the Company. The following is a description of our business segments:

•	Completion and Remedial Services. Our completion and remedial services segment operates our fleet of pumping units, an array of specialized rental equipment and fishing tools, coiled tubing units, snubbing units, thru-tubing, air compressor packages specially configured for underbalanced drilling operations, cased-hole wireline units and nitrogen units. The largest portion of this business segment consists of pumping services focused on cementing, acidizing and fracturing services in niche markets.

•	Fluid Services. Our fluid services segment utilizes our fleet of 940 fluid service trucks and related assets, including specialized tank trucks, storage tanks, water wells, disposal facilities, water treatment and construction and other related equipment. These assets provide, transport, store and dispose of a variety of fluids, as well as provide well site construction and maintenance services. These services are required in most workover, completion and remedial projects and are routinely used in daily producing well operations.

•	Well Servicing. Our well servicing segment operates our fleet of 421 well servicing rigs and related equipment. This business segment encompasses a full range of services performed with a mobile well servicing rig, including the installation and removal of downhole equipment and elimination of obstructions in the well bore to facilitate the flow of oil and natural gas. These services are performed to establish, maintain and improve production throughout the productive life of an oil and natural gas well and to plug and abandon a well at the end of its productive life. Our well servicing equipment and capabilities also facilitate most other services performed on a well.

•	Contract Drilling. Our contract drilling segment operates our fleet of 12 drilling rigs and related equipment. We use these assets to penetrate the earth to a desired depth and initiate production from a well.

On October 25, 2016, Basic and certain of its subsidiaries filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware to pursue a balance sheet restructuring pursuant to a Joint Prepackaged Chapter 11 Plan of the debtors (as amended and confirmed, the “Prepackaged Plan”). On December 23, 2016 (the “Effective Date”), the Prepackaged Plan became effective pursuant to its terms and the Company emerged from its Chapter 11 Cases.

You can find more information about the Prepackaged Plan and our emergence from bankruptcy in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 10-K”), which is incorporated by reference in this prospectus.

Our principal executive offices are located at 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102 and our telephone number is (817) 334-4100. Our Internet website is www.basicenergyservices.com. The information contained on or that can be accessed through our website does not constitute a part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, please see “Where You Can Find More Information” above.

USE OF PROCEEDS

Any proceeds from the sale of the shares offered by this prospectus will be received by the selling stockholders, and we will not receive any proceeds from the sale of such shares. We will incur all of the costs associated with the registration of the shares offered by this prospectus. We will also reimburse or pay, as the case may be, the reasonable fees and out-of-pocket expenses of one counsel retained by the holders of a majority of the registered shares offered by this prospectus. The selling stockholders will pay all underwriting fees, discounts, selling commissions and stock transfer taxes; provided that the Company will pay 50% of the underwriting fees, discounts and selling commissions of the first two underwritten offerings of the shares registered under this prospectus by each selling stockholder that beneficially owns at least 10% of our outstanding shares.

SELLING STOCKHOLDERS

Pursuant to the Prepackaged Plan, on the Effective Date, all obligations under the Company’s senior unsecured notes were cancelled. In exchange for cancelling these notes, the Company issued shares of its common stock to parties that include the selling stockholders, and certain of the selling stockholders purchased additional shares of common stock in connection with the rights offering conducted under the Prepackaged Plan, or received such shares. The shares of common stock offered hereby are being registered pursuant to the registration rights agreement, dated December 23, 2016 (the “Registration Rights Agreement”), between the Company and the selling stockholders to permit public sales of such shares.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of them as of April 10, 2017, the percentage of our total outstanding common stock beneficially owned by each of them as of April 10, 2017, the number of shares of common stock being offered by each of them, the number of shares of common stock each selling stockholder will beneficially own if the stockholder sells all of the common stock being registered and each selling stockholder’s percentage beneficial ownership of our total outstanding common stock if all of the common stock in the offering is sold. As used in this prospectus, “selling stockholders” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholders’ shares. The selling stockholders may offer the common stock for resale from time to time pursuant to this prospectus. However, the selling stockholders are under no obligation to sell any of the common stock offered pursuant to this prospectus.

All information with respect to common stock ownership has been furnished by or on behalf of the selling stockholders and publicly available SEC filings. We believe, based on information supplied by the selling stockholders and subject to community property laws where applicable, that, except as may otherwise be indicated in the footnotes to the table below, each selling stockholder has sole voting and dispositive power with respect to the common stock reported as beneficially owned by it. Because the selling stockholders may sell all, part or none of the common stock held by them, no assurance can be given as to the number of shares of common stock that a selling stockholder will hold upon termination of any offering made hereby. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock held by them in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), after the date on which it provided the information set forth on the table below. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock offered by this prospectus will be held by the selling stockholders.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering(1)			Shares Beneficially Owned After the Offering(2)
	Number	Percentage	Shares Offered	Number	Percentage
Ascribe III Investments LLC (3)	3,703,746	14.2%	3,703,746	0	*
Goldman, Sachs & Co. (4)	1,594,897	6.1%	133,302	1,461,595	5.6%
Silver Point Capital Fund, L.P. (5)	1,880,824	7.2%	1,880,824	0	*
Silver Point Capital Offshore Master Fund, L.P. (5)	3,002,825	11.5%	3,002,825	0	*
Whitebox Relative Value Partners, LP (6)	52,921	*	22,118	30,803	*
Whitebox Credit Partners, LP (6)	16,006	*	6,725	9,281	*
Whitebox GT Fund, LP (6)	5,013	*	2,093	2,920	*
Whitebox Multi-Strategy Partners, LP (6)	154,965	*	56,938	98,027	*
CVI Opportunities Fund I, LLLP (7)	1,796,036	6.9%	126,876	1,669,160	6.4%
Covalent Capital Partners Master Fund, L.P. (8)	44,534	*	44,534	0	*
Atlas Master Fund, Ltd. (9)	48,404	*	10,910	37,494	*
Atlas Enhanced Master Fund, Ltd. (9)	260,414	1.0%	41,545	218,869	*
JLP Credit Opportunity Master Fund Ltd (10)	72,928	*	72,928	0	*
MERCER QIF FUND PLC—Mercer Investment Fund 1 (10)	6,426	*	6,426	0	*
BlackGold Opportunity Fund LP (11)	92,206	*	92,206	0	*
Brigade Credit Fund II Ltd.(12)	111,780	*	111,780	0	*
Brigade Leveraged Capital Structures Fund Ltd. (12)	181,275	*	181,275	0	*

*	Less than 1%
(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)	Represents the amount of common stock that will be held by the selling stockholders after completion of all offerings pursuant to this prospectus based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus forms a part will be sold and (b) no other shares of common stock are acquired or sold by the selling stockholders prior to completion of such offerings. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act. Percentages based on number of shares of common stock outstanding as of April 10, 2017.
(3)	Lawrence First is the Chief Investment Officer and Managing Director of Ascribe III Investments LLC (“Ascribe”) and may be deemed to have voting and dispositive power over the shares of common stock held by Ascribe. In accordance with the Prepackaged Plan, Ascribe designated James D. Kern to serve as a Class III director on the Company’s board of directors. The mailing address for Ascribe is 299 Park Avenue, New York, NY 10171.
(4)	Goldman, Sachs & Co. (“Goldman Sachs”), a New York limited partnership, is a member of the New York Stock Exchange (the “NYSE”) and other national exchanges. Goldman Sachs is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“GS Group”). GS Group is a public entity and its common stock is publicly traded on the NYSE. The shares of common stock held by Goldman Sachs were acquired in the ordinary course of its investment business and not for the purpose of resale or distribution. Goldman Sachs has not participated in the distribution of the shares on behalf of the Company. GS Group may be deemed to beneficially own the securities held by Goldman Sachs. GS Group disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The mailing address for Goldman Sachs is 200 West Street, 26th Floor, New York, NY 10282.
(5)

Silver Point Capital, L.P. (“Silver Point”) is the investment manager of each of Silver Point Capital Offshore Master Fund, L.P. and Silver Point Capital Fund, L.P. (collectively, the “Silver Point Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all of the common stock held by the Silver Point Funds. Silver Point Capital Management, LLC (“Silver Point Management”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all common stock held by the Silver Point Funds. Edward A. Mulé and Robert J. O’Shea are each members of Silver Point Management, and as a result, may be deemed to be the beneficial owner of all of the common stock held by the Silver Point Funds. On March 14, 2017, Anthony DiNello, a Senior Investment Analyst at Silver Point, was ratified and confirmed to serve as a Class I director on the Company’s board of directors. The mailing address for each of the Silver Point Funds is Two Greenwich Plaza, 1st Floor, Greenwich, CT 06830.
(6)	Whitebox General Partner LLC (“Whitebox”) is the general partner of Whitebox Relative Value Partners, LP, Whitebox Credit Partners, LP, Whitebox GT Fund, LP and Whitebox Multi-Strategy Partners, LP (collectively, the “Whitebox Funds”), which have direct beneficial ownership of shares of the common stock. Mark Strefling, Michael McCormick, Elissa Weddle and Chris Hardy are officers of Whitebox and share voting and dispositive power over all of the shares held by the Whitebox Funds. The mailing address for the Whitebox Funds is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416.
(7)	Susquehanna Advisors Group, Inc. (“SAG”), the authorized agent of CVI Opportunities Fund I, LLLP (“CVI”), has discretionary authority to vote and dispose of the shares of common stock held by CVI and may be deemed to be the beneficial owner of all shares of common stock owned by CVI. Michael Ferry may also be deemed to have investment discretion and voting power over the shares of common stock through SAG. Mr. Ferry disclaims any beneficial ownership of the shares of common stock. The mailing address for CVI is One Commerce Center, 1201 N. Orange Street, Wilmington, DE 19801.
(8)	Covalent Partners LLC, which serves as the investment manager to Covalent Partners Master Fund, L.P. (“Covalent”), may be deemed to be the beneficial owner of all shares of common stock owned by Covalent. Robert Hockett is the Managing Partner of Covalent Partners LLC and has voting and dispositive power over all of the shares held by Covalent. The mailing address of Covalent Partners LLC is 930 Winter Street, Suite 2800, Waltham, MA 02451.
(9)	Dmitry Balyasny is the majority owner of Balyasny Asset Management L.P., the investment adviser to each of Atlas Master Fund, Ltd. (“AMF”) and Atlas Enhanced Master Fund, Ltd. (“AEMF”), and may be deemed to have voting and dispositive power over the shares held by each of AMF and AEMF. Mr. Balyasny disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The mailing address for each of AMF and AEMF is c/o Balyasny Asset Management L.P., 181 W. Madison Street, Suite 3600, Chicago, IL 60602.
(10)	Phoenix Investment Adviser LLC, which serves as investment manager to JLP Credit Opportunity Master Fund Ltd (“JLP”) and as sub-investment manager to MERCER QIF FUND PLC—Mercer Investment Fund 1 (together with JLP, the “Phoenix Funds”), may be deemed to be the beneficial owner of all shares of common stock owned by the Phoenix Funds. Jeffrey Peskind, as the chief executive officer of the investment manager, may also be deemed to have voting and dispositive power over the Phoenix Fund’s shares of common stock. The mailing address for the Phoenix Funds is 420 Lexington Avenue, Suite 2040, New York, NY 10170.
(11)	Erik Dybesland and Adam Flikerski, each serving as portfolio managers for BlackGold Opportunity Fund LP (“BlackGold”), may be deemed to share voting and dispositive power over the shares of common stock owned by BlackGold. The mailing address for BlackGold is 109 North Post Oak Lane, Suite 520, Houston, Texas 77024.
(12)	Brigade Capital Management, LP (“Brigade Capital”), which serves as investment manager to Brigade Credit Fund II Ltd. and Brigade Leveraged Capital Structures Fund Ltd. (the “Brigade Funds”) may be deemed to be the beneficial owner of all shares of common stock owned by the Brigade Funds. Each of Brigade Capital, Brigade Capital Management GP, LLC and Donald E. Morgan, III have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of all of the shares of common stock owned by the Brigade Funds. The mailing address for the Brigade Funds is 399 Park Avenue, 16th Floor, New York, NY 10022.

None of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities, except in connection with (1) the Registration Rights Agreement; (2) the Prepackaged Plan; (3) the Restructuring Support Agreement, dated October 23, 2016, by and among the debtors and certain of their lenders and noteholders, pursuant to which the Company filed its petition for bankruptcy; and (4) the term loan credit agreement, dated as of December 23, 2016, by and among the Company, as borrower, U.S. National Bank Association, as agent, and lenders including certain of the selling stockholders or their respective affiliates. You can find more information about these documents in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

We are registering shares of common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares of common stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of such common stock will be the purchase price of the common stock less any discounts and commissions. The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents.

The shares of common stock offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling stockholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or the purchasers of the common stock. These discounts, commissions or concessions may be in excess of those customary in the types of transactions involved.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. Any affiliate of a selling stockholder that is a registered broker-dealer may be deemed to be an underwriter. As a result, any profits on the sale of the common stock by such selling stockholders and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Affiliates of selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the shares of common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the shares of common stock in the course of hedging their positions;

•	sell the shares of common stock short and deliver the shares of common stock to close out short positions;

•	loan or pledge the shares of common stock to broker-dealers or other financial institutions that in turn may sell the shares of common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the shares of common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

There can be no assurance that any selling stockholder will sell any or all of its shares of common stock pursuant to this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the shares of common stock owned by it by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. The shares of common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than pursuant to this prospectus. The shares of common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the shares of common stock will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will incur all of the costs associated with the registration of the shares of common stock offered by this prospectus. We will also reimburse or pay, as the case may be, the reasonable fees and out-of-pocket expenses of one counsel retained by the holders of a majority of the registered shares of common stock offered by this prospectus. The selling stockholders will pay all underwriting fees, discounts, selling commissions and stock transfer taxes The selling stockholders will pay all underwriting fees, discounts, selling commissions and stock transfer taxes; provided that the Company will pay 50% of the underwriting fees, discounts and selling commissions of the first two underwritten offerings of the shares registered under this prospectus by each selling stockholder that beneficially owns at least 10% of our outstanding shares. Pursuant to the Registration Rights Agreement, we will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act. Pursuant to the Registration Rights Agreement, we may be indemnified by the selling stockholders against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Andrews Kurth Kenyon LLP. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements and schedule of Basic Energy Services, Inc. as of December 31, 2016 (Successor) and 2015 (Predecessor), and for each of the years in the three-year period ended December 31, 2016 (Predecessor), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee		$35,635
Accounting fees and expenses	$
Legal fees and expenses	$
Miscellaneous	$

Total			$(1)

(1)	Other than the SEC registration fee, these fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Basic Energy Services, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Basic’s certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Basic. As permitted by the DGCL, the certificate of incorporation provides that directors of Basic shall have no personal liability to Basic or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to Basic or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

We have also entered into indemnification agreements with all of our directors and some of our executive officers (including each of our named executive officers). These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against:

•	us, except for:

•	claims regarding the indemnitee’s rights under the indemnification agreement;

•	claims to enforce a right to indemnification under any statute or law; and

•	counter-claims against us in a proceeding brought by us against the indemnitee; or

•	any other person, except for claims approved by our board of directors.

We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of the above indemnitees. These policies will include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees will be named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Item 16.	Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Item 17.	Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(l)(a), A(l)(b) and A(1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on the 13th day of April, 2017.

BASIC ENERGY SERVICES, INC.

By:	/s/ T.M. “Roe” Patterson
T.M. “Roe” Patterson
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints T.M. “Roe” Patterson and Alan Krenek his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T.M. “Roe” Patterson T.M. “Roe” Patterson	President, Chief Executive Officer and Director (Principal Executive Officer)	April 13, 2017

/s/ Alan Krenek Alan Krenek	Chief Financial Officer (Principal Financial Officer)	April 13, 2017

/s/ John Cody Bissett John Cody Bissett	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 13, 2017

/s/ Timothy H. Day Timothy H. Day	Chairman of the Board	April 13, 2017

/s/ Anthony J. DiNello Anthony J. DiNello	Director	April 13, 2017

/s/ John Jackson John Jackson	Director	April 13, 2017

/s/ James D. Kern James D. Kern	Director	April 13, 2017

/s/ Samuel E. Langford Samuel E. Langford	Director	April 13, 2017

/s/ Julio M. Quintana Julio M. Quintana	Director	April 13, 2017

EXHIBIT INDEX

Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of Basic Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-A12B filed December 23, 2016).

4.2	Second Amended and Restated Bylaws of Basic Energy Services, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-A12B filed December 23, 2016).

4.3	Specimen Stock Certificate representing Common Stock (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A12B filed on December 23, 2016).

4.4	Registration Rights Agreement, dated as of December 23, 2016, between the Company and certain Stockholders (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form 8-A12B filed on December 23, 2016).

5.1*	Opinion of Andrews Kurth Kenyon LLP regarding the legality of the common stock being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in Part II as part of the signature page of the Registration Statement)

*	Filed herewith.